605 Third Avenue
                                                           New York, NY 10158
                                                           (212)850-6000

John Wiley & Sons, Inc.

                                                           Bradford Wiley II
                                                           Chairman of the Board

                                                           August 7, 1998



TO OUR SHAREHOLDERS:

     We cordially invite you to attend the 1998 Annual Meeting of Shareholders to be held Thursday, September 17, 1998 at 9:30 in the morning, at the Shelburne Murray Hill Hotel, Grand Ballroom, 303 Lexington Avenue at 37th Street, New York, New York. The official Notice of Meeting, Proxy Statement, and separate forms of proxy for Class A and Class B Shareholders are enclosed with this letter. The matters listed in the Notice of Meeting are described in the attached Proxy Statement.

     The Board of Directors welcomes and appreciates the interest of all our shareholders in the Company's affairs, and encourages those entitled to vote at this annual meeting to take the time to do so. We hope you will attend the meeting, but whether or not you expect to be personally present, please vote your shares, either by signing, dating and promptly returning the enclosed proxy card (or, if you own two classes of shares, both proxy cards)in the accompanying post-paid envelope, or by telephone, using the toll-free telephone number printed on the proxy card. This will assure that your shares are represented at the meeting. Even though you execute this proxy or use the telephone voting service, you may revoke it at any time before it is voted. If you attend the meeting you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card or used the telephone voting service.

     Your vote is important to us, and we appreciate your prompt attention to this matter.



                                             Sincerely,

                                             /s/ BRADFORD WILEY


                                             Chairman of the Board

John Wiley & Sons, Inc., 605 Third Avenue, New York, NY 10158  (212)850-6000



NOTICE OF ANNUAL MEETING
                                                             of Shareholders
                                                             to be held
                                                             September 17, 1998

To our Shareholders:


     The Annual Meeting of Shareholders of John Wiley & Sons, Inc. (the "Company")will be held at the Shelburne Murray Hill Hotel, Grand Ballroom, 303 Lexington Avenue at 37th Street, New York, New York, on Thursday, September 17, 1998 at 9:30 A.M., for the following purposes:

     1. To elect a board of ten (10)directors, of whom three (3)are to be elected by the holders of Class A Common Stock voting as a class and seven
(7)are to be elected by the holders of Class B Common Stock voting as a class.

     2. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to authorize 90,000,000 shares of Class A Common Stock and 36,000,000 shares of Class B Common Stock, as described more fully in the attached Proxy Statement.

     3. To ratify the appointment by the Board of Directors of the Company's independent public accountants for the fiscal year ending April 30, 1999.

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on July 31, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.


                                             BY ORDER OF THE BOARD OF DIRECTORS

                                                  JOSEPHINE A. BACCHI
                                                  Secretary
August 7, 1998
New York, New York


     Your vote is important to us. Whether or not you plan to be present at the Annual Meeting, please vote your proxy, either by telephone, or by mail. If you attend the Annual Meeting in person, you may withdraw your proxy and vote your shares personally.

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of John Wiley & Sons, Inc. (the "Company") of proxies to be used at the Annual Meeting of Shareholders to be held on September 17, 1998 at the time and place set forth in the accompanying Notice of Meeting and at any and all adjournments thereof. This Proxy Statement and accompanying forms of proxy relating to each class of Common Stock, together with the Company's Annual Report to Shareholders for the fiscal year ended April 30, 1998 ("fiscal 1998"), are being first sent or given to shareholders on August 7, 1998.

     The executive offices of the Company are at 605 Third Avenue, New York, New York 10158.

                                TABLE OF CONTENTS

     o    Voting Securities, Record Date, Principal Holders, page 1

     o    Certain Information Concerning the Board, page 4

     o    Election of Directors, page 5

     o    Executive Compensation, page 10

     o    Proposal to Amend the Restated Certificate of Incorporation, page 17

     o    Proposal to Ratify Appointment of Independent Public Accountants, page
          17

     o    Manner and Expenses of Solicitation of Proxies, page 18

     o    Deadline for Submission of Shareholder Proposals, page 19


I.   Voting Securities--Record Date--Principal Holders

     Only shareholders of record at the close of business on July 31, 1998 are entitled to vote at the Annual Meeting of Shareholders on the matters that may come before the Annual Meeting.


     At the close of business on July 31, 1998, there were approximately 12,922,009 shares of Class A Common Stock, par value $1.00 per share (the "Class A Stock"), and 3,084,158 shares of Class B Common Stock, par value $1.00 per share (the "Class B Stock"), issued and outstanding and entitled to vote, except for 48,919 shares of Class A Stock which are restricted shares and may not be voted until restrictions lapse (see Summary Compensation Table on page 12). There were no shares of Preferred Stock issued and outstanding at the close of business on July 31, 1998.


     The holders of Class A Stock, voting as a class, are entitled to elect three (3) directors, and the holders of Class B Stock, voting as a class, are entitled to elect seven (7) directors. Each outstanding share of Class A and Class B Stock is entitled to one vote for each Class A or Class B director, respectively. The presence in person or by proxy of a majority of the outstanding shares of Class A or Class BStock entitled to vote for directors designated as Class A or Class B directors, as the case may be, will constitute a quorum for the purpose of voting to elect that class of directors. All elections shall be determined by a plurality of the class of shares voting thereon. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

     The holders of the Class A and Class B Stock vote together as a single class on all other business that properly comes before the Annual Meeting, with each outstanding share of Class A Stock entitled to one-tenth (1/10) of one vote and each outstanding share of Class B Stock entitled to one vote. Abstentions and broker non-votes are considered in determining the number of votes required to attain a majority of the outstanding shares in connection with the proposal to amend the Restated Certificate of Incorporation. Because abstentions and non-votes are not affirmative votes for this proposal, they will have the same effect as votes against it. Abstentions and broker non-votes are not counted in determining the votes cast in connection with the ratification of auditors, which requires approval by a majority of votes cast, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

     The following table and footnotes set forth, at the close of business on July 31, 1998, information concerning each person owning of record, or known to the Company to own beneficially, or who might be deemed to own, 5% or more of its outstanding shares of Class A or Class B Stock. The table below was prepared from the records of the Company and from information furnished to it.


-----------------------------------------------------------------------------------------------------
                                              Class of            Common Stock             Percent of
          Name and Address                      Stock          Owned Beneficially             Class
-----------------------------------------------------------------------------------------------------
Deborah E. Wiley                                  A                   349,522                   2.7%
  605 Third Avenue                                B                   694,417                  22.5%
  New York, New York(1)(2)(4)(5)(6)(7)

Peter Booth Wiley                                 A                   344,914                   2.7%
  605 Third Avenue                                B                   679,684                  22.0%
  New York, New York(1)(2)(3)(6)(7)

Bradford Wiley II                                 A                   338,885                   2.6%
  605 Third Avenue                                B                   679,695                  22.0%
  New York, New York(1)(3)(4)(6)(7)

The Bass Management Trust                         A                 1,524,132                  11.3%
and Certain Other Persons                         B                       400
and Entities
  201 Main Street
  Fort Worth, Texas(8)

Warburg Pincus Counsellors Inc.                   A                 1,255,640                   9.8%
  New York, NY                                    B                     4,600                   0.1%
  Investment Manager(9)

GeoCapital Corporation                            A                 1,253,040                   9.7%
  New York, NY
  Investment Manager(9)

United States Trust Company of                    A                 1,022,436                   8.0%
New York
  New York, NY
  Investment Manager(9)

Pioneering Management Corporation                 A                   873,600                   6.8%
  Boston, MA
  Investment Manager(9)

Theodore L. Cross and Certain                     A                   602,676                   4.7%
Other Persons and Entities                        B                   312,988                  10.1%
  200 West 57th Street
  New York, New York(10)
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(l) Includes 115,196 shares of Class A Stock and 505,522 shares of Class B Stock inherited upon the death of W. Bradford Wiley. Included in these totals are shares which were owned directly by W. Bradford Wiley, as well as shares held previously under various trusts and that were distributed equally to Deborah E. Wiley, Bradford Wiley II, and Peter Booth Wiley.

(2) Deborah E. Wiley and Peter Booth Wiley, as co-trustees, share voting and/or investment power with respect to 218,784 shares of Class A Stock and 145,856 shares of Class B Stock under a trust for the benefit of Bradford Wiley II. For purposes of this table, each is shown as the owner of one-half of such shares.

(3) Peter Booth Wiley and Bradford Wiley II, as co-trustees, share voting and/or investment power with respect to 218,784 shares of Class A Stock and 145,856 shares of Class B Stock under a trust for the benefit of Deborah E. Wiley. For purposes of this table, each is shown as the owner of one-half of such shares.

(4) Bradford Wiley II and Deborah E. Wiley, as co-trustees, share voting and/or investment power with respect to 218,784 shares of Class A Stock and 145,856 shares of Class B Stock under a trust for the benefit of Peter Booth Wiley. For purposes of this table, each is shown as the owner of one-half of such shares.

(5) Includes 452 shares of Class A Stock which Deborah E. Wiley has the option to purchase under an option granted under the Company's 1987 Incentive Stock Option and Performance Stock Plan.

(6) Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as general partners of a limited partnership, share voting and/or investment power with respect to 74,420 shares of Class B Stock owned by the partnership. For purposes of this table, each is shown as the owner of one-third of such shares.

(7) Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as co-trustees, share voting and/or investment power with respect to 13,768 shares of Class A Stock and 9,180 shares of Class B Stock under the Trust of Esther B. Wiley. For purposes of this table, each is shown as the owner of one-third of such shares.

(8) Based on filings with the Securities and Exchange Commission pursuant to Rule 13-D of the Securities Exchange Act of 1934, includes The Bass Management Trust, Perry R. Bass, Nancy L. Bass, Lee M. Bass, Portfolio I Investors, L.P., and certain other persons.

(9) Based on filings with the Securities and Exchange Commission, including filings pursuant to Rule 13f-1 of the Securities Exchange Act of 1934, and other information deemed reliable by the Company.

(l0) Based on filings with the Securities and Exchange Commission pursuant to Rule 13-D of the Securities Exchange Act of 1934, includes Theodore L. Cross, Mary S. Cross, Amanda B. Cross, Lisa W. Pownall-Gray, and the Louisville Charitable Remainder Unit Trust.
--------------------------------------------------------------------------------

II.  Certain Information Concerning the Board

     The Board of Directors is currently composed of 15 members. Bradford Wiley II, Deborah E. Wiley, and Peter Booth Wiley are siblings.

     The Board met four times during fiscal 1998, and acted once by Written Consent in Lieu of Meeting. Board committees met a total of 10 times during fiscal 1998. No director attended fewer than 75% of the aggregate number of meetings of the Board and of the committees on which such director sat. In September 1997 the Board of Directors reorganized its committee structure to improve effectiveness and efficiency. The Finance Committee was eliminated and its responsibilities were apportioned between the full Board and the Audit
Committee. The Executive Compensation and Development Committee and the Committee on Directors were merged to form the Governance and Compensation Committee. The Executive and Policy Committee was eliminated, and its responsibilities were transferred to the full Board or to the Governance and Compensation Committee. Information regarding the current standing committees of the Board is set forth below:

     Executive Committee. The Executive Committee, which currently consists of Dr. Thomas as Chairman, Dr. McKinnell, Jr., Messrs. Pesce and Taylor, and Ms. Wiley, exercises the powers of the Board as appropriate in any case where immediate action is required and the matter is such that an emergency meeting of the full Board is not deemed necessary or possible. The Committee did not meet during fiscal 1998.

     Audit Committee. The Audit Committee, which currently consists of Dr. Baker as Chairman, Messrs. Agnew, Fernandes, Franklin, Taylor, and Dr. Thomas, assists the Board of Directors in fulfilling its fiduciary responsibilities with respect to the accounting policies, internal controls and reporting practices of the Company and its subsidiaries, and the sufficiency of auditing relative thereto. It recommends to the Board the firm of independent public accountants which is to be engaged to audit the books and records of the Company, and reviews with management and the outside auditors the Company's financial statements and the auditors' report thereon. The Committee also maintains financial oversight of the Company's employees' retirement and other benefit plans (formerly the responsibility of the Finance Committee), and makes recommendations to the Board with respect to such matters. The Committee met twice during fiscal 1998.

     Governance and Compensation Committee. The Governance and Compensation Committee, which currently consists of Dr. Sutherland as Chairman, Messrs. Fernald, Herrington, Macey, Dr. McKinnell, Jr., and Mr. P. Wiley, assists the Board in the selection of Board members (formerly the responsibility of the Committee on Directors), and in making the Board as effective as possible through suggestions and periodic evaluations. The Committee evaluates the performance of the chief executive officer (formerly the responsibility of the Executive and Policy Committee), and reports its recommendations to the Board. It reviews and approves the principles and policies for compensation and benefit programs company-wide, and monitors the implementation and administration of such programs; oversees compliance with governmental regulations and accounting standards with respect to employee compensation and benefit programs; and monitors executive development practices in order to insure succession alternatives for the organization. The Committee also grants options and makes awards under the 1991 Key Employee Stock Plan. The Committee met four times during fiscal 1998.

Director's Compensation

     Directors who are not employees of the Company receive an annual retainer of $12,000 and committee chairmen receive an additional annual retainer of $3,000. Non-employee directors receive $1,000 per meeting for attendance at each Board or committee meeting. Directors also receive $1,000 per diem for special assignments performed at the request of the Company. Directors who are employees do not receive an annual retainer or a fee for attendance at Board or committee meetings.

     Pursuant to the Company's 1990 Director Stock Plan (the "Director Plan"), non-employee directors receive an automatic annual award of shares of Class A Stock equal in value to 50 percent of the total cash compensation, excluding expense reimbursement, received by such directors. The shares are valued at their closing price on the date of the annual shareholders meeting or, if no shares were traded on such date, on the next preceding date on which the shares were so traded. The total number of shares awarded in fiscal 1998 was 4,171 Class A shares at the per share market value of $37.8125. Under the Director Plan, eligible directors may also elect to receive all or a portion of their cash compensation in the form of Class A Stock. Eight directors currently have made this election.

     The Company has a Deferred Compensation Plan for Directors' Fees ("Deferred Plan"), in which directors who are not employees of the Company, or are not otherwise eligible to receive director fees, are eligible to participate. The purpose of the Deferred Plan is to provide eligible directors with flexibility in their tax planning. No directors currently participate in this plan.

Insurance with Respect to Indemnification of Directors and Officers

     The By-Laws of the Company provide for indemnification of directors and officers in connection with claims arising from service to the Company, to the extent permitted under the New York State Business Corporation Law. The Company carries insurance in the amount of $20,000,000 with Chubb Insurance Company and the National Union Insurance Company at an annual premium of $106,000. The current policy expires on November 14, 2000. No sums have been paid under this policy.

III. Election of Directors


     During fiscal 1998, the Board of Directors reviewed its overall structure and determined that a smaller-sized Board will enable it to act more efficiently and to better serve the interests of its shareholders. The Board has decided to reduce the number of directors of the Company to ten (10) directors, effective upon the election of directors at the 1998 Annual Meeting of Shareholders. As a result, Franklin E. Agnew, a director since 1989, John S. Herrington, a director since 1994, Chester O. Macey, a director since 1994, Leo J. Thomas, a director since 1988, and Deborah E. Wiley, a director since 1979, are not standing for reelection. Unless contrary instructions are indicated or the proxy is previously revoked, it is the intention of management to vote proxies received for the election of the persons named below as directors. Directors of each class are elected by a plurality of votes cast by that class. If you do not wish your shares to be voted for particular nominees, please so indicate in the space provided on the proxy card, or follow the directions given by the telephone voting service. THE HOLDERS OF CLASS A STOCK ARE ENTITLED TO ELECT 30% OF THE ENTIRE BOARD. AS A CONSEQUENCE, THREE (3) DIRECTORS WILL BE ELECTED BY CLASS VOTE OF THE HOLDERS OF CLASS ASTOCK. THE HOLDERS OF CLASS B STOCK ARE ENTITLED TO ELECT SEVEN (7) DIRECTORS.


     All the nominees are currently directors of the Company, and were elected to their present terms of office at the Annual Meeting of Shareholders held in September 1997, except for William J. Pesce, who was elected by the Class B directors to fill the vacancy created by the resignation of Charles R. Ellis on May 1, 1998. Except as otherwise indicated, all of the nominees have been engaged in their present principal occupations or in executive capacities with the same employers for more than the past five years.

     Bradford Wiley II, William J. Pesce and Josephine A. Bacchi have agreed to represent shareholders submitting properly executed proxy cards or using the telephone voting service, and to vote for the election of the nominees listed herein, unless otherwise directed by the authority granted or withheld on the proxy cards or by telephone. Although the Board of Directors has no reason to believe that any of the persons named below as nominees will be unable or decline to serve, if any such person is unable or declines to serve, the persons named above may vote for another person at their discretion.

Directors to be Elected by Class A Shareholders
--------------------------------------------------------------------------------

[PHOTO]


Larry Franklin, a director since 1994, is President, Chief Executive Officer and Director of Harte-Hanks, Inc. He is Vice Chairman of the Board of Governors of San Antonio Economic Development Foundation; a Director of United Way of San Antonio and Bexar County, and Southwest Foundation for Biomedical Research. Age 56.


[PHOTO]


Henry A. McKinnell, Jr., a director since 1996, has been President, Pfizer Pharmaceuticals since January 1996. He has been Executive Vice President, Pfizer, Inc. responsible for Pfizer's U.S. Pharmaceuticals, Consumer and
Strategic Planning and Public Policy Groups since July 1995. These groups continue to report to him. Previously, he served as Executive Vice President and Chief Financial Officer of Pfizer, Inc., and President of Pfizer's Hospital Products Group from 1992 to 1995. He is a Director of Aviall, Inc.; Dun & Bradstreet, Inc.; Vice Chairman of the Committee for Economic Development; a Trustee of the New York City Police Foundation, and the New York Public Library. Age 55.


[PHOTO]


Thomas M. Taylor, a director since 1994, has been President of Thomas M. Taylor & Co. since 1985. He is a Director of Encal Energy Ltd.; Kirby Corp.; MacMillan Bloedel Ltd.; Moore Corporation Limited; Agrium, Inc.; and Meditrust Corporation. Age 55.



Directors to be Elected by Class B Shareholders
--------------------------------------------------------------------------------

[PHOTO]

Warren J. Baker, a director since 1993, has been President, California Polytechnic State University since 1979 and was a Member of the National Science Board from 1985 to 1994. He was a Regent of the American Architectural Foundation from 1995 to 1998, and was Chair of the Board of Directors of the ASCE Civil Engineering Research Foundation from 1989 to 1991. He is a Fellow in the American Society of Civil Engineers; a Member of the Board of Directors of the California Council on Science and Technology; and Co-Chair of the California Joint Policy on Agriculture and Higher Education. Age 60.

[PHOTO]

H. Allen Fernald, a director since 1979, is President and Chief Executive Officer of Down East Enterprise, Inc., a magazine and book publisher. He is a Director of Maine Community Foundation; a member and past Chair of the University of Maine President's Council; a Director of United Publishing, Inc.; Foreside Company, Inc.; and University of Maine Press. Age 66.

Directors to be Elected by Class B Shareholders
--------------------------------------------------------------------------------

[PHOTO]

Gary J. Fernandes, a director since 1989, is Vice Chairman of EDS, and was Senior Vice President and Director since 1981. He is a Director of Southland Corporation; Chairman of the Board of A.T. Kearney, Inc.; Chairman of the Board of Unigraphics Solutions, Inc.; and a Member of the Board of Governors of Boys & Girls Clubs of America. Age 55.

[PHOTO]


William J. Pesce has been President and Chief Executive Officer and a director since May 1, 1998. He was previously Chief Operating Officer since May 1997; Executive Vice President-Educational and International Group since February 1996; and before that Vice President, Educational Publishing since September 1989. He is a Member of the Board of Overseers, The Stern School of Business at New York University. Age 47.


[PHOTO]

William R. Sutherland, a director since 1987, is Vice President, Sun Microsystems, Inc. and has been the Director of Sun Microsystems Laboratories since July 1993. He was previously Deputy Director since March 1991, and was Vice President and Treasurer, Sutherland Sproull & Associates, Inc., an information and technology consulting firm. He is a partner in Advanced Technology Ventures, a venture capital firm, and a former Director of Newmarket Venture Capital, PLC. Age 62.

[PHOTO]

Bradford Wiley II, a director since 1979, has been Chairman of the Board since January 1993, and Editor in the College Division since April 1989. He was previously a newspaper journalist, viticulturist and winery manager. Age 57.

[PHOTO]


Peter Booth Wiley, a director since 1984, is an author, journalist and owner of Points West. He is a Member of the Board of the Friends of the San Francisco Public Library, and a member of the Board of the Data Center, a social action research library. Age 55.

Beneficial Ownership of Directors and Management

     Set forth below are the shares of the Company's Class A and Class B Stock beneficially owned by the current directors, and the executive officers named in the Summary Compensation Table on page 12 as of July 31, 1998.


----------------------------------------------------------------------------------------------------------------
                                              Shares of
                                             Class A and         Additional
                                            Class B Stock          Shares                              Percent
                                            Beneficially        Beneficially                              of
                                              Owned(1)            Owned(2)             Totals          Class(1)
----------------------------------------------------------------------------------------------------------------
Franklin E. Agnew                            A      17,183                           A      17,183        0.1%
                                             B          --                           B          --        --

Warren J. Baker                              A       2,420                           A       2,420        --
                                             B          --                           B          --        --

Charles R. Ellis(3)(4)                       A     118,482      A     117,468        A     235,950        1.8%
                                             B          --                           B          --        --

H. Allen Fernald                             A       8,486                           A       8,486        --
                                             B       1,360                           B       1,360        --

Gary J. Fernandes                            A       6,185                           A       6,185        --
                                             B          --                           B          --        --

Larry Franklin                               A       3,853                           A       3,853        --
                                             B          --                           B          --        --

John S. Herrington                           A       1,106                           A       1,106        --
                                             B          --                           B          --        --

Stephen A. Kippur(3)(4)                      A      50,643      A      37,340        A      87,993        0.7%
                                             B          --      B          --        B          --        --

Chester O. Macey                             A       2,921                           A       2,921        --
                                             B          --                           B          --        --

Henry A. McKinnell, Jr.                      A         831                           A         831        --
                                             B          --                           B          --        --

William J. Pesce(3)(4)                       A      52,923      A      43,904        A      96,827        0.7%
                                             B          --      B          --        B          --        --

Richard S. Rudick(3)                         A      65,116      A      26,128        A      91,244        0.7%
                                             B      14,144      B          --        B      14,144        0.5%

William R. Sutherland                        A       7,294                           A       7,294        --
                                             B          --                           B          --        --

Thomas M. Taylor(12)                         A     118,200                           A     118,200        0.9%
                                             B          --                           B          --        --

Leo J. Thomas                                A      16,222                           A      16,222        0.1%
                                             B         800                           B         800        --

Robert D. Wilder(3)(4)                       A      47,344      A      27,352        A      74,696        0.6%
                                             B       1,600      B          --        B       1,600        --

Bradford Wiley II(5)(6)(8)(9)(10)(11)        A     338,885                           A     338,885        2.6%
                                             B     679,695                           B     679,695       22.0%

Deborah E. Wiley(5)(6)(7)(9)(10)(11)         A     349,522      A         452        A     349,974        2.7%
                                             B     694,417      B          --        B     694,417       22.5%

Peter Booth Wiley(5)(6)(7)(8)(10)(11)        A     344,914                           A     344,914        2.7%
                                             B     679,684                           B     679,684       22.0%
----------------------------------------------------------------------------------------------------------------

(1) All directors, nominees and executive officers as a group (includes 22 persons) own 1,905,554 and 2,071,704 shares of Class A and B Stock, including exercisable options and restricted shares awarded to certain executive officers (see Executive Employment Agreements, page 14). This represents 24.4% of the Common Stock of the Company and 51.3% of the voting power represented by all such shares, excluding restricted shares which may not be voted until vested. In the table, percent of class was calculated on the basis of shares beneficially owned (including exercisable options), compared with shares issued and outstanding plus shares which might be issued pursuant to the exercise of such options. This table is based on the information provided by the individual nominees or executives.


(2) Options exercisable under the Company's stock option plans which may be acquired on or before October 1, 1998.

(3) Includes Class A shares of restricted stock subject to forfeiture awarded under the Company's long-term incentive plans (see Summary Compensation Table, footnote (a), page 12) as follows: Mr. Ellis - 17,485; Mr. Pesce - 14,154 shares; Mr. Kippur - 8,858; Mr. Wilder - 5,367 shares; and Mr. Rudick - 3,565 shares.

(4) Includes restricted stock subject to forfeiture awarded under the terms of the Executive Employment Agreements, described on page 14, as follows: Mr. Ellis - 30,000 shares; Mr. Pesce - 19,998 shares; Mr. Kippur - 19,998 shares; and Mr. Wilder - 19,998 shares.

(5) Includes 115,196 shares of Class A Stock and 505,522 shares of Class B Stock inherited upon the death of W. Bradford Wiley. Included in these totals are shares which were owned directly by W. Bradford Wiley, as well as shares held previously under various trusts and that were distributed equally to Deborah E. Wiley, Bradford Wiley II, and Peter Booth Wiley.

(6) The totals shown for Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley do not include 88,620 shares of Class B Stock which they have the right to acquire in exchange for Class A Stock from certain persons upon any proposed disposition of such Class B Stock, upon the deaths of such persons or upon termination of a trust.

(7) Deborah E. Wiley and Peter Booth Wiley, as co-trustees, share voting and/or investment power with respect to 218,784 shares of Class A Stock and 145,856 shares of Class B Stock under a trust for the benefit of Bradford Wiley II. For purposes of this table, each is shown as the owner of one-half of such shares.

(8) Peter Booth Wiley and Bradford Wiley II, as co-trustees, share voting and/or investment power with respect to 218,784 shares of Class AStock and 145,856 shares of Class BStock under a trust for the benefit of Deborah E. Wiley. For purposes of this table, each is shown as the owner of one-half of such shares.

(9) Bradford Wiley II and Deborah E. Wiley, as co-trustees, share voting and/or investment power with respect to 218,784 shares of Class AStock and 145,856 shares of Class B Stock under a trust for the benefit of Peter Booth Wiley. For purposes of this table, eachis shown as the owner of one-half of such shares.

(10) Deborah E. Wiley, Bradford Wiley II and Peter Booth Wiley, as co-trustees, share voting and/or investment power with respect to 13,768 shares of Class A Stock and 9,180 shares of Class B Stock under the Trust of Esther B. Wiley. For purposes of this table, each is shown as the owner of one-third of these shares.

(11) Bradford Wiley II, Deborah E. Wiley and Peter B. Wiley, as general partners of a limited partnership, share voting and/or investment power with respect to 74,420 shares of Class B Stock owned by the partnership. For purposes of this table, each is shown as the owner of one-third of such shares.

(12) Portfolio I Investors, L.P. ("Portfolio I") is a direct beneficial owner of 107,800 shares of Class A Stock reported herein, and Thomas M. Taylor & Co. ("Taylor & Co.") is the beneficial owner of 9,100 shares of Class A stock reported herein. Mr. Taylor may be deemed to be the beneficial owner of the shares owned by Portfolio I because of his position as the President and sole stockholder of Trinity Capital Management, Inc., which is the sole general partner of Trinity I Fund, L.P., which is the sole stockholder of Portfolio Associates, Inc., which in turn is the sole general partner of Portfolio I. Mr. Taylor may be deemed to be the beneficial owner of the shares owned by Taylor & Co. because he is the President and a controlling person of Taylor & Co.
--------------------------------------------------------------------------------

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 1998, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one report covering one transaction for 400 Class B shares was filed late by Peter Booth Wiley, and one transaction for 400 Class B shares was filed late by Deborah E. Wiley.

IV.  Executive Compensation

Report of the Governance and Compensation Committee

Executive Compensation Policies. The Company's executive compensation program is administered by the Governance and Compensation Committee of the Board of Directors (the "Committee") composed of six independent directors. The objectives which guide the Committee in formulating its recommendations are to:

     o Attract and retain executives of the highest caliber by compensating them at levels which are competitive in the market place.

     o Motivate and reward such executives based on corporate, business unit and individual performance through compensation systems and policies which include variable incentives.

     o Align executives' and shareholders' interests through awards of equity components dependent upon the performance of the Company and the operating divisions, as well as the individual performance of each executive.

     Annually the Committee reviews a compensation survey as a guidepost to determine whether the Company's compensation levels and programs are competitive and meet the Committee's stated objectives. The most recent survey compiled by Towers Perrin includes those publishing companies listed in the peer group in the graph on page 12, regarded as comparable and for which comparable data are available, as well as other companies more comparable in size to the Company. The Committee recommends to the Board for its ultimate determination the total targeted compensation and the proportion of the various components of the compensation program including salary and targeted annual and long-term incentives, based upon each executive's role in the Company and level of responsibilities.

     It is the Committee's policy to maximize the effectiveness of the Company's executive compensation programs. With regard to future executive compensation actions, the Committee's policy is to maintain flexibility to take actions which it deems to be in the best interests of the Company and its shareholders, but which may not qualify for tax deductibility under Section 162(m) or other sections of the Internal Revenue Code.

     Annual Executive Compensation. Annual executive compensation is comprised of base salary and, if earned, a variable cash incentive. The annual incentive is based on the achievement of quantitative financial performance goals, as well as individual non-quantitative objectives. Targeted annual incentives for fiscal 1998 range from 70% of salary for Mr. Ellis and from 40% to 65% for other executives. At the beginning of each fiscal year, the Committee recommends to the Board for approval the base salaries, the targeted incentives, the financial performance measures, and goals on which incentives may be earned, including the threshold or minimum level of performance below which no incentives will be paid. Divisional performance measures and targets are also set for certain operating executives with divisional as well as corporate responsibilities.

     At the end of the fiscal year, the Committee evaluates performance against the financial goals and individual objectives, and submits to the full Board for approval a recommended annual payout, if any, for each executive. No incentive is payable, regardless of whether individual objectives are met or exceeded, unless threshold is reached on at least one financial measure. Payouts, if any, can range from 25% to 175% of the targeted incentive depending upon the level of the achievement of financial goals and individual objectives between threshold and outstanding levels of performance. In fiscal 1998 on a weighted average basis, performance against financial goals was slightly above target.

Long-Term Executive Compensation. The long-term component of the compensation is comprised of (i) a targeted variable incentive payable in cash and/or restricted performance shares, and (ii) stock option grants of Class A Stock. At the beginning of each fiscal year a new three-year cycle begins. The Committee reviews and submits to the full Board for approval its recommendations for participants in the long-term plan, the number of stock options to be granted, the targeted incentive, the financial performance measures and goals, and threshold and outstanding levels of performance that must be achieved by the Company and, where relevant, the division for which the participant is responsible.

     At the end of the three fiscal-year cycle, the Committee evaluates performance against the goals and recommends to the full Board for approval the appropriate payout for each executive and the portion to be paid in cash and/or restricted performance shares. No long term incentive is payable unless threshold is reached on at least one financial measure. Payouts, if any, to individual executives can range from 25% to 200% of the targeted incentive depending upon the level of aggregate achievement between the threshold and outstanding levels of financial performance.

     Option grants are generally awarded on an annual basis, have terms of ten years and generally vest as to 50% in the fourth year and 50% in the fifth year from the date of grant. All employees' stock options have exercise prices which are equal to the current market price of Class A Stock as of the grant date. The ultimate value of the stock option grants is aligned with increases in shareholder value and is dependent upon increases in the market price per share over and above the grant price. In fiscal 1998, all executives, including Mr. Ellis, received approximately 70% of their targeted long term incentive in stock option awards. Chief Executive Officer Compensation. Based on the Governance and Compensation Committee's performance evaluation review of Mr. Ellis, the Committee recommended and the Board approved a base salary increase for fiscal 1998 of 7% ($450,000 to $480,000) and an annual incentive award of $388,554, representing 45% of the total annual compensation.

     The performance review reflected the achievement of financial, as well as certain strategic goals, and Mr. Ellis' contribution to those achievements.

     Mr. Ellis also received a long term compensation payout of $638,649, of which $129,642 was paid in cash and the remainder in 9,192 shares of restricted performance shares with the restrictions lapsing as to 50% at the end of fiscal 1999 and 2000, respectively. This payout was based on performance against net income and cash flow goals.

     During fiscal 1998, Mr. Ellis, as part of his long-term compensation plan, received a grant of options to purchase 37,400 shares of Class A Stock, exercisable as to 18,700 shares on and after April 30, 2001, and 18,700 on and after April 30, 2002, at an option price of $34.50 per share, the market price at date of grant.

     In approving the compensation reflected in the tables on page 12, the Committee considered the Company's financial performance during fiscal 1998 and Mr. Ellis's achievement of strategic objectives approved by the Board

     Governance and Compensation Committee

                         William R. Sutherland, Chairman

             H. Allen Fernald                     Chester O. Macey

            John S. Herrington                     Peter B. Wiley

          Henry A. McKinnell, Jr.

Performance Graph

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

                              Plot Points to Come.


--------------------------------------------------------------------------------------------------------
                                      1993        1994         1995         1996        1997       1998
                                    --------------------------------------------------------------------
John Wiley &Sons, Inc. Class A      $100.00     $182.35      $240.74      $300.00     $265.54    $493.17
Publishing Peer Group                100.00      106.95       131.12       150.81      171.05     237.61
Russell 2000                         100.00      114.82       123.11       163.88      163.96     233.34
S&PMid-Cap Companies                 100.00      109.61       120.33       153.47      169.01     249.99
--------------------------------------------------------------------------------------------------------

The above graph provides an indicator of the cumulative total return to shareholders of the Company's Class ACommon Stock as compared with the cumulative total return on the Russell 2000, S&P Mid-Cap Companies and a peer group index for the period from April 30, 1993 to April 30, 1998. The Company has elected to use the Russell 2000 index in the future in place of the S&P Mid-Cap index as the Company's stock is included in the Russell 2000 index. The peer group consists of the following five publicly traded companies with significant publishing activities:Harcourt General, Inc.; Houghton Mifflin Company; McGraw-Hill Companies; Plenum Publishing Corporation; and Waverly, Inc. Peer group returns have been weighted to reflect relative stock market capitalization of each company at the beginning of each year. Cumulative total return assumes $100 invested on April 30, 1993 and reinvestment of dividends throughout the period.


Summary Compensation Table

-------------------------------------------------------------------------------------------------------------------------
                                                                              Long Term Compensation
                                                                      --------------------------------------
                                      Annual Compensation                     Awards                Payouts
                             ---------------------------------------  ------------------------     ---------
                                                        Other Annual  Restricted   Securities                  All Other
Name and                                                  Compen-        Stock     Underlying        LTIP       Compen-
Principal Position            Year    Salary      Bonus   sation       Awards(a)   Option/SARs     Payouts(b)   sation(c)
-------------------------------------------------------------------------------------------------------------------------
Charles R. Ellis              1998   $475,384   $388,554    $0        $509,007       37,400        $129,642      $13,908
President, Chief Executive    1997    443,388    398,494     0          87,922       36,223         176,109       13,301
Officer and Director(d)       1996    401,312    348,333     0         916,139       28,328         137,484       12,039

William J. Pesce              1998    359,308    270,600     0         138,604       22,191          35,301        5,423
Chief Operating Officer(e)    1997    296,928    244,253     0          17,838       15,806          35,731        7,689
                              1996    251,082    131,052     0         581,648       29,052          33,345        7,262

Stephen A. Kippur             1998    298,460    188,303     0         150,565       14,337          38,354        7,854
Executive Vice President      1997    286,004    107,366     0          27,164       14,884          54,411        7,540
and Group President,          1996    264,004    129,977     0         592,810       11,126          55,704        7,243
Professional, Reference
and Trade Group

Robert D. Wilder              1998    246,923    138,927     0         150,509        9,973          38,335        7,408
Executive Vice President      1997    228,923    140,654     0          25,263        9,549          50,803        6,868
and Chief Financial and       1996    221,308    120,435     0         589,024        8,376          48,119        6,639
Support Operations Officer

Richard S. Rudick             1998    188,154     83,327     0          77,525        5,859          19,748        4,925
Senior Vice President         1997    176,769     83,541     0          14,243        5,650          28,528        4,583
and General Counsel           1996    168,462     81,100     0          12,910        4,314          25,858        4,604
-------------------------------------------------------------------------------------------------------------------------

The above table sets forth, for the fiscal years indicated, the compensation of the CEO and the four other most highly compensated executive officers of the Company.

(a) When awards of restricted stock are made pursuant to the Company's long-term incentive plans, the Committee may establish a period during which the Class A shares of restricted stock shall be subject to forfeiture in whole or in part if specified objectives or considerations are not met. Restricted stock awards were made for achievement of financial performance objectives for the respective three-year periods ended April 30, 1998, April 30, 1997 and April 30, 1996. Other than stock issued for the period ended April 30, 1998, the stock is non-voting and not eligible for dividends until restrictions lapse. Restrictions lapse as to 50% at the end of the first and second fiscal year, respectively, after the fiscal year in which awarded. Restricted stock awards reflect the market value as of the fiscal year-end indicated. In addition to the aforementioned stock awards, this amount includes the value at the date of issuance of restricted stock, which have voting rights and are eligible to receive dividends, issued pursuant to certain Employment Agreements in fiscal 1996 as follows: Mr. Ellis-30,000 shares valued at $847,500; Mr. Pesce-20,000 shares valued at $565,000; Mr. Kippur-20,000 shares valued at $565,000; and Mr. Wilder-20,000 shares valued at $565,000. Aggregate restricted stock holdings as of April 30, 1998 were as follows: Mr. Ellis - 67,485 shares valued at $3,736,982; Mr. Pesce - 40,686 shares valued at $2,252,987; Mr. Kippur-40,090 shares valued at $2,219,984; Mr. Wilder-38,216 shares valued at $2,116,211; and Mr.
     Rudick-2,715 shares valued at $150,343.

(b) Under the Company's long-term incentive plans, cash awards were made for the achievement of financial performance objectives for the respective three year periods ended April 30, 1998, 1997 and 1996, as described in the report of the Governance and Compensation Committee under the heading Long Term Executive Compensation on page 11.

(c) Represents matching Company contributions to the Employee Savings Plan and the Deferred Compensation Plan.

(d) President, Chief Executive Officer and Director until April 30, 1998; Senior Advisor from May 1, 1998.

(e) President, Chief Executive Officer and Director effective May 1, 1998; Executive Vice-President-Educational and International Group until April 30, 1997.

Options/SAR Grants in Last Fiscal Year

------------------------------------------------------------------------------------------------------------------------
                             Individual Grants(a)
------------------------------------------------------------------------------------------------------------------------
                                                                                                 Potential Realizable
                                        % of Total                                                 Value at Assumed
                       Number of       Options/SARs                                          Annual Rates of Stock Price
                      Securities        Granted to                                          Appreciation for Option Term
                  Underlying Options/    Employees     Exercise or           Expiration     ----------------------------
Name                 SARs Granted     in Fiscal Year   Base Price             Date (b)          5%                10%
------------------------------------------------------------------------------------------------------------------------
Charles R. Ellis       37,400             25.0%          $34.50             June 18, 2007     $811,463       $2,056,406
William J. Pesce       22,191             14.8%           34.50             June 18, 2007      481,475        1,220,152
Stephen A. Kippur      14,337              9.6%           34.50             June 18, 2007      311,068          788,307
Robert D. Wilder        9,973              6.7%           34.50             June 18, 2007      216,383          548,357
Richard S. Rudick       5,859              3.9%           34.50             June 18, 2007      127,122          322,152
------------------------------------------------------------------------------------------------------------------------

The above table shows potential realizable value at assumed annual stock appreciation rates of 5% and 10%over the ten-year term of the options. The rates of appreciation are as required to be stated by the Securities and Exchange Commission and are not intended to forecast possible future actual appreciation, if any, in the Company's stock price. Future gains, if any, will depend on actual future appreciation in the market price.

(a) The Company has in effect two shareholder approved plans, each of which relates to Class Ashares: the 1987 Incentive Stock Option and Performance Stock Plan, and the 1991 Key Employee Stock Plan. The exercise price of all stock options is determined by the Committee and may not be less than 100 percent of the fair market value of the stock on the date of grant of the options. The Committee also determines at the time of grant the period and conditions for vesting of stock options. In the event of a change of control, as defined on page 16, all outstanding options shall become immediately exercisable up to the full number of shares covered by the option. No option grants have SARs associated with the grants, and no SARs were granted during fiscal 1998.

(b) Options are subject to earlier termination in certain events relating to termination of employment.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

----------------------------------------------------------------------------------------------------------------------------
                                                               Number of Securities                Value of Unexercised
                                                               Underlying Unexercised            In-the-Money Options/SARs
                                                           Options/SARs at Fiscal Year-End         at Fiscal Year-End(b)
                    Shares Acquired        Value           -------------------------------     -----------------------------
Name                  on Exercise       Realized(a)         Exercisable     Unexercisable      Exercisable     Unexercisable
----------------------------------------------------------------------------------------------------------------------------
Charles R. Ellis         7,780            $206,143            117,468          117,451          $4,735,141      $2,947,853
William J. Pesce             0                   0             43,904           60,549           1,740,370       1,462,829
Stephen A. Kippur            0                   0             37,340           43,847           1,662,500       1,094,584
Robert D. Wilder             0                   0             27,352           31,195           1,209,223         788,504
Richard S. Rudick        4,409             100,994             26,128           17,623           1,169,029         443,011
----------------------------------------------------------------------------------------------------------------------------

The above table provides information as to options exercised by each of the named executive officers during fiscal 1998 and the value of the remaining options held by each executive officer at year end, measured using the closing price of $55.375 for the Company's Class A Stock on April 30, 1998.

(a)  Market value of underlying shares at exercise minus the option price.

(b) Market value of underlying shares at fiscal year-end minus the option price. These values are presented pursuant to SECrules. The actual amount, if any, realized upon exercise will depend upon the market price of the Class Ashares relative to the exercise price per share of the stock options at the time of exercise.

Long-Term Incentive Plans Awards in Last Fiscal Year

--------------------------------------------------------------------------------------------------------------
                                                                           Estimated Future Payouts  under
                                                                          Non-Stock Priced-Based Plans (a)(b)
                    Number  of                Performance  or            -------------------------------------
                  Shares, Units or          Other Periods Until          Threshold      Target        Maximum
Name               Other Rights (#)         Maturation or Payout          (# or $)     (# or $)       (# or $)
--------------------------------------------------------------------------------------------------------------
Charles R. Ellis        5,541          May 1, 1997 to April 30, 2000       1,385         5,541         11,082

William J. Pesce        3,286          May 1, 1997 to April 30, 2000         822         3,286          6,572

Stephen A, Kippur       2,123          May 1, 1997 to April 30, 2000         531         2,123          4,246

Robert D. Wilder        1,478          May 1, 1997 to April 30, 2000         370         1,478          2,956

Richard S. Rudick         868          May 1, 1997 to April 30, 2000         217           868          1,736
--------------------------------------------------------------------------------------------------------------

Estimated future payments assuming financial performance targets are achieved under the 1998 long-term incentive compensation plan for the named executives are as indicated above.

(a) Financial performance targets and relative weighting of each target, as well as the threshold, target and outstanding levels of performance, are set at the beginning of the three-year plan cycle and include earnings per share, income and cash flow targets, as defined, for the end of the three-year period. For the fiscal 1998 long-term plan, the amount of shares earned will be based on financial targets established for fiscal 2000. If the threshold level is not attained, no payout will be made.

(b) These awards consist of restricted performance shares. The Committee may, in its discretion, direct that the payout be made wholly or partly in cash. The restricted shares would vest as to 50% on April 30, 2001 and the remaining 50% on April 30, 2002.

Executive Employment Agreements

     In July 1994, the Company entered into  employment  agreements with Charles
R. Ellis, President and Chief Executive Officer, and three senior officers, Messrs. Pesce, Kippur, and Wilder (collectively the "Executives"). Mr. Pesce's contract was amended when he became President and Chief Executive Officer on May 1, 1998. The contracts provide for base salaries (reflected in the Summary Compensation Table on page 12), which may be increased by the Board, and for benefits and incentive compensation as provided for senior officers generally, and as described in the Committee's report above. Mr. Pesce's contract expires on May 1, 2001 and is renewable for successive three-year terms in the absence of notice by either party. The contracts with Messrs. Kippur and Wilder expire on April 30, 2000, and are renewable for successive two-year terms in the absence of notice by either party to the contrary. If any such contract is terminated by the Company other than for cause, as defined, or if the Company decides not to renew for a subsequent term, the Executive will be entitled to 36 months severance in the case of Mr. Pesce, and 24 months in the case of the other Executives. Severance includes salary, benefits, pro-rated cash incentive payments at target levels, and long-term incentives for plan cycles ending within one year after termination. Mr. Ellis, pursuant to the provisions of his contract, requested a change in his employment status to that of a senior advisor, effective May 1, 1998. Under the contract, he is entitled to base salary and coverage under employee benefit plans until May 1, 2000.

     Except in the case of termination by the Company other than for cause, the Executive is restricted from working for a competitor for twelve months after termination. However, if any of the Executives resigns for "good reason" within 18 months following a "change of control," both as defined in the 1989 Supplemental Executive Retirement Plan ("SERP") (see page 16), the restriction does not apply.

     In connection with these agreements, the above named Executives received certain restricted stock awards which vest one-third at the end of each of the third, fourth and fifth years after the date of grant. In addition, the Executive is required to retain ownership of the shares for an additional two years after vesting except, in Mr. Ellis' case, upon retirement with the Board's approval. If the Executive is terminated by the Company other than for cause, or the contract is not renewed by the Company, or if there is a "change of control" as defined in the 1991 Key Employee Stock Plan (see Stock Options, Performance Stock and Restricted Stock, page 16), all remaining unvested shares will vest, and any remaining restrictions on transfer of the shares will lapse.

     In January 1997, the Company entered into agreements with certain senior vice presidents (the "Participants"), which provide for continuation of base salary for a period of between 12 and 18 months in the event of termination by the Company other than for cause. In the event of a "change of control," as defined in SERP, under certain circumstances the Participants may be entitled to cash incentive payments at target level for the severance period. Except in the case of termination by the Company other than for cause, or termination for "good reason," as defined in SERP, following a "change of control," the Participants are restricted from working for a competitor for a period of four to six months after termination.

Retirement Plan

The following table shows the estimated annual retirement benefits payable at normal retirement age to a covered participant who has attained the earnings and years of service classifications indicated under the Company's tax-qualified, non-contributory defined benefit retirement plan (the "Retirement Plan") and non-qualified supplemental retirement plan (the "Supplemental Retirement Plan"):

--------------------------------------------------------------------------------

   Average                                Years of Service
   Highest           -----------------------------------------------------------
Compensation            10                20             30               35
--------------------------------------------------------------------------------
   $100,000          $ 15,166         $ 30,332         $ 45,497        $ 53,080
    200,000            31,866           63,732           95,597         111,530
    300,000            48,566           97,132          145,697         169,980
    400,000            65,266          130,532          195,797         228,430
    500,000            81,966          163,932          245,897         286,880
    600,000            98,666          197,332          295,997         345,330
    700,000           115,366          230,732          346,097         403,780
    800,000           132,066          264,132          396,197         462,230
--------------------------------------------------------------------------------

     Benefits shown above are computed as a single life annuity beginning at age 65 and are not subject to any deduction for offset amounts. The Retirement Plan provides for annual normal retirement benefits equal to 1.17%of average final compensation, not in excess of covered compensation, plus 1.67%of average final compensation in excess of covered compensation, times years of service not to exceed 35.

     Average final compensation is the participant's average annual compensation (taking into account 100% of the base pay plus 50% of incentive compensation and overtime pay, but not including any other compensation included in the Summary Compensation Table) during the highest three consecutive years ending December 31, 1994 (subject to certain limitations on compensation under the Internal Revenue Code with respect to tax-qualified plans). The Company may, but is not required to, update from time to time the three-year period used to determine average final compensation.

     Covered compensation under the Retirement Plan is the average of the taxable wage base in effect under the Social Security Act over the 35 year period ending with the year the employee reaches his or her social security retirement age (but excluding any increases in the taxable wage base after 1994). The Supplemental Retirement Plan provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on tax-qualified plan benefits. Average final compensation and covered compensation are determined under the Supplemental Retirement Plan in the same manner as under the Retirement Plan, except that a participant's compensation is not subject to the limitations under the Internal Revenue Code. Years of service under the Retirement Plan and Supplemental Retirement Plan are the number of years and months, limited to 35 years, worked for the Company and its subsidiaries after attaining age 21.

     The years of service for Messrs. Ellis, Pesce, Kippur, Wilder and Rudick under the Retirement Plan and Supplemental Retirement Plan as of April 30, 1998 (rounded to the nearest year), are 10, 9, 19, 19, and 20, respectively. Average final compensation under the Retirement Plan for Messrs. Ellis, Pesce, Kippur, Wilder and Rudick as of April 30, 1998 was $426,644, $250,309, $269,840,
$231,089, and $181,017, respectively.

1989 Supplemental Executive Retirement Plan

     The participants under the 1989 Supplemental Executive Retirement Plan ("SERP") are executives of the Company or its affiliates listed on a schedule to the plan, as amended from time to time.

     The basic SERP benefit (the "primary benefit") consists of ten annual payments commencing on retirement (at or after age 65) determined by multiplying the participant's base salary rate at retirement by 2.5, reducing the result by $50,000 and dividing the remainder by five. The plan also provides for an alternative early retirement benefit for participants who retire after age 55 with five years of service, a reduced payment for participants whose employment is terminated prior to age 65 other than on account of death (and who do not qualify for early retirement), and a survivor benefit for the beneficiaries of a participant who dies prior to age 65 while employed by the Company or an affiliate.

     The estimated annual benefits under SERP payable over ten years upon retirement at age 65 for Messrs. Ellis, Pesce, Kippur, Wilder and Rudick are $435,900, $947,300, $346,500, $278,500, and $118,900, respectively.

     SERP provides the participants with a guaranteed total annual retirement benefit beginning at age 65 for ten years (taking into account retirement benefits under the Company's Retirement Plan, referred to above, the Supplemental Retirement Plan and the primary benefit under SERP) of 50% to 65% (depending on the executive's position with the Company) of average compensation over the executive's highest three consecutive years. Under certain circum-stances, if a participant works for a competitor within 24 months following termination of employment, no further payments would be made to the participant under SERP.

     SERP also provides that following a change of control (defined in the same manner as under the Company's stock option plans discussed below) and the termination of the participant's employment without cause as defined, or a termination by the participant for good reason as defined, the participant is entitled to a lump sum payment of the then present value of his benefits under SERP computed as if the participant had attained age 65 on the date of his termination.

Stock Options, Performance Stock, and Restricted Stock

     Under the 1991 Key Employee Stock Plan (the "Plan"), qualified employees are eligible to receive awards that may include stock options, performance stock awards and restricted stock awards as described in footnote (a) of the Summary Compensation Table. The number of shares available for stock options or stock awards is limited to three percent of the total number of shares of Class A Stock of the Company outstanding as of the first day of each fiscal year during which the Plan is in effect. No more than 2,000,000 shares may be issued over the life of the Plan, and no incentive stock option may be granted after December 31, 2000.

     Upon a "change of control," as defined, all outstanding options shall become immediately exercisable up to the full number of shares covered by the option. The Committee shall specify in a performance stock award whether, and to what effect, in the event of a change of control, an employee shall be issued shares of common stock with regard to performance stock awards held by such employee. Following a change of control, all shares of restricted stock which would otherwise remain subject to restrictions shall be free of such restrictions. A change of control is defined as having occurred if either (a) any "person" hereafter becomes the beneficial owner, directly or indirectly, of 25% or more of the Company's then outstanding shares of Class B Stock (and such person did not have such 25% or more beneficial ownership on January 1, 1989) and the number of shares of Class B Stock so owned is equal to or greater than the number of shares of Class B Stock then owned by any other person, or (b) individuals who constitute the Board of Directors on January 1, 1989 (the "incumbent board") cease for any reason to constitute at least 64% of the full board, provided that any person becoming a director subsequent to such date whose election or nomination for election by the Company's shareholders was approved by a vote of at least 64% of the directors comprising the incumbent board shall be considered as though such person was a member of the incumbent board. The term "person" includes any individual, corporation, partnership, group, or association other than the Company, an affiliate of the Company, or any ESOP or other employee benefit plan sponsored or maintained by the Company or any affiliate.

V. Proposal to Amend the Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Capital Stock

     Subject to shareholder approval, the Board of Directors of the Company approved an amendment to Article THIRD of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the total number of authorized shares of capital stock of the Company from 44 million to 128 million, to increase the number of shares of Class A Stock from 30 million to 90 million, and to increase the number of authorized shares of Class B Stock from 12 million to 36 million. The Company is also authorized by the Certificate of Incorporation to issue 2,000,000 shares of Preferred Stock on such terms as the directors may from time to time approve. If the proposed amendment to the Certificate of Incorporation is adopted, the number of authorized shares of Class A Stock and Class B Stock will be increased as described above, and the authorized number of shares of Preferred Stock will be unchanged.

     The Board of Directors believes it is in the best interests of the Company and its shareholders to have the flexibility to issue more Class A Stock and Class B Stock than the Certificate of Incorporation currently authorizes without incurring the expense or delay incident to calling a special meeting of the shareholders or waiting until the next annual meeting. The additional shares to be authorized are not subject to preemptive rights. If such shares are issued other than pro rata to all existing shareholders, the voting and ownership interest of existing shareholders to whom such shares are not issued will be diluted. The Board of Directors may determine to utilize such additional authorized shares for general corporate purposes, such as stock dividends or splits, future financial transactions, acquisitions, employee benefit plans, or the issuance of Class A Stock upon the conversion of Class B Stock. The Board of Directors has not, at this time, determined to use such shares for any specific purpose.


     As of July 31, 1998, the Company had issued and outstanding approximately 12,922,009 shares of Class A Stock and 3,084,158 shares of Class B Stock, and 3,873,254 shares of Class A Stock and 871,024 shares of Class B Stock held in treasury. An additional 4,941,123 shares of Class A Stock have been reserved for issuance in connection with the Company's 1991 Key Employee Stock Plan and the conversion rights of the Class B Stock.


     Upon adoption of the proposed amendment, the Board of Directors would be authorized to reserve and issue additional shares of Class A Stock or Class B Stock at such time or times, to such persons, for such consideration as it may determine, and without any further shareholder approval, except as otherwise may be required by law or any stock exchange on which the Company's stock may be listed

     Unless contrary instructions are noted thereon, the proxy will be voted in favor of the following resolution which shall be submitted at the meeting:

     "RESOLVED, that the Amendment to Article THIRD of the Restated Certificate of Incorporation to increase the number of authorized shares of Capital Stock, set forth in the Company's Proxy Statement dated August 7, 1998, be, and it hereby is, approved."

     The affirmative vote of the shares representing a majority of the number of votes accorded to all outstanding common shares of the Company (each share of Class A Stock being accorded one-tenth of one vote and each share of Class B Stock being accorded one vote) is necessary for the adoption of the proposal.

     The Board of Directors recommends a vote "FOR" approval of the proposed amendment of the Company's Certificate of Incorporation.

VI.  Proposal to Ratify Appointment of Independent Public Accountants

     A proposal will be presented at the meeting to ratify the appointment by the Board of Directors, on the recommendation of its Audit Committee, of Arthur Andersen LLP ("Arthur Andersen") as independent public accountants for the Company for the fiscal year ending April 30, 1999. Although it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification by the shareholders to ascertain their views on such selection. Arthur Andersen has audited the Company's accounts since 1967. Arthur Andersen has advised the Company that during such period neither that firm nor any of its members has or has had any direct or any materially indirect financial interest in the Company or any of its subsidiaries. A representative of Arthur Andersen is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and such representative is expected to be available to respond to appropriate questions.

     Unless contrary instructions are noted thereon, the proxies will be voted in favor of the following resolution, which will be submitted at the meeting:

     "RESOLVED, that the appointment by the Board of Directors of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending April 30, 1999, be and it hereby is ratified, confirmed and approved."

      The affirmative vote of the shares representing a majority of the number of votes accorded to all outstanding shares of the Company (each share of Class A Stock being accorded one-tenth of one vote and each share of Class B Stock being accorded one vote) present in person or by proxy at the meeting and voting on the proposal is necessary for the adoption of the proposal. In the event that the foregoing proposal is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending April 30, 1999 will be permitted to stand unless the Board of Directors finds other good reason for making a change.

     The Board of Directors recommends that you vote "FOR" the ratification of the appointment of independent public accountants.

VII. Manner and Expenses of Solicitation

     Since many of our shareholders are unable to attend the Annual Meeting, the Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting.


     This year, shareholders of record can vote and save the Company expense by calling the toll-free telephone number printed on the proxy card. Telephone voting instructions are provided on the proxy card. A Control Number, located in the lower right hand corner of the proxy card, will identify shareholders and allow them to vote their shares and confirm that their voting instructions have been properly recorded.


     If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from such record holder. The availability of telephone voting will depend on their voting procedures.

     If you do vote by telephone, it will not be necessary to return your proxy card. If you do not choose to vote by telephone, you may return your proxy card, properly signed, and the shares will be voted in accordance with your directions. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If no choices are specified, the shares represented by that proxy card will be voted as recommended by the Board of Directors.


     If a shareholder does not return a signed proxy card, vote by telephone or attend the Annual Meeting and vote in person, his or her shares will not be voted. Any shareholder giving a proxy (including one given by telephone) has the right to revoke it at any time before it is exercised by giving notice in writing to the Secretary of the Company, by delivering a duly executed proxy bearing a later date to the Secretary (or by subsequently completing a telephonic proxy)prior to the Annual Meeting of Shareholders, or by attending the Annual Meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of a proxy.


     The Company will bear the costs of soliciting proxies. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of common stock in their names will be reimbursed for their reasonable out-of-pocket expenses in forwarding proxy material to their principals.

VIII. Deadline for Submission of Shareholders Proposals

     The By-Laws provide that if a shareholder intends to nominate a candidate for election as a director, to submit a proposal for inclusion in the Company's proxy statement, or to bring other business before the Annual Meeting, the shareholder must deliver written notice of his or her intention to the Secretary of the Company (or if notice is mailed, it must be received by the Secretary) not less than 120 calendar days in advance of the date in the then current year corresponding to the date the Company's Proxy Statement was released to shareholders in connection with the previous year's annual meeting. If the date of the annual meeting has been changed by more than 30 days, the notice must be received a reasonable time before such new date. The notice must state the shareholder's name, address, and number of Class A or Class B shares held, and fully describe the business to be brought before the meeting. The notice must include all other information that would be required to be filed with the Securities and Exchange Commission, if with respect to the proposed business, the shareholder was a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934. If the notice pertains to the nomination of a candidate for election as a director, it must include the consent of the nominee to serve as a director of the Company if elected.

     Proposals of shareholders intended to be presented at the 1999 Annual Meeting must be received by the Secretary of the Company (at the address listed at the beginning of this Statement) no later than April 8, 1999.

IX.  Other Matters

     The Company has not received notice from any shareholder of its intention to bring a matter before the Annual Meeting. At the date of this Proxy Statement, the Board of Directors does not know of any other matter to come before the meeting other than the matters set forth in the Notice of Meeting. However, if any other matter, not now known, properly comes before the meeting, the persons named on the enclosed proxy will vote said proxy in accordance with their best judgment on such matter. Shares represented by any proxy will be voted with respect to the proposals outlined above in accordance with the choices specified therein or in favor of any proposal as to which no choice is specified.

     The Annual Report to Shareholders was mailed together with this Proxy Statement to shareholders beginning August 7, 1998.

     The Company will provide, without charge, a copy of its Report to the Securities and Exchange Commission on Form 10-K for fiscal 1998, including the financial statements and the schedules thereto. All such requests should be directed to Josephine A. Bacchi, Secretary, John Wiley & Sons, Inc., 605 Third Avenue, New York, New York 10158.

     It is important that your proxy be returned promptly, whether by mail or telephone. Therefore, whether or not you plan to attend the Annual Meeting in person, you are requested to return your proxy by dating, signing and mailing it in the enclosed envelope to which no postage need be affixed if mailed in the United States, or by using the toll-free telephone number. The proxy may be revoked at any time by you before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including a telephonic proxy)and vote your own shares.

                                             BY ORDER OF THE BOARD OF DIRECTORS
                                                  JOSEPHINE A. BACCHI
                                                  Secretary
New York, New York
August 7, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                             JOHN WILEY & SONS, INC.

                          PROXY/VOTING INSTRUCTION CARD

     The signee hereby appoints Bradford Wiley II, William J. Pesce and Josephine A. Bacchi, as the proxies of the signee, with full power of substitution to each of them, to vote the Class A Common Stock, which the signee is entitiled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held at the Shelburne Murray Hill Hotel, Grand Ballroom, 303 Lexington Avenue at 37th Street, New York, New York, on September 17, 1998, 9:30 A.M., Eastern Daylight Savings Time.

                                 CLASS A SHARES



       (Continued, and to be marked, dated and signed, on the other side)

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------


          JOHN WILEY & SONS, INC. -- ANNUAL MEETING, SEPTEMBER 17, 1998

                             YOUR VOTE IS IMPORTANT!

                        You can vote in one of two ways:

1. Call toll free 1-888-426-7022 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or
                                       --

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                   PLEASE VOTE


                                                [LOGO] Printed on recycled paper

--------------------------------------------------------------------------------
     The Board of Directors recommends a vote "FOR" all nominees and "FOR" Proposals 2 and 3.
--------------------------------------------------------------------------------

Please mark your votes as indicated in this example  |X|

1.   The   election  as   directors   of  all
     nominees  listed below,  exept as marked
     to the contrary.
                                                            With-     For All
                                                  For       hold      Except
                                                  |_|        |_|        |_|

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except"and write that nominee's name in the space provided below.

     (01) Larry Franklin
     (02) Henry A. McKinnell, Jr.
     (03) Thomas M. Taylor

2.   Proposal to amend the Company's Restated
     Certificate of Incorporation.
                                                  For      Against    Abstain
                                                  |_|        |_|        |_|

3.   Proposal  to ratify the  appointment  of
     Arthur Andersen LLP as independent
     accountants.
                                                  For      Against    Abstain
                                                  |_|        |_|        |_|


--------------------------------------------------------------------------------

                                 CLASS A SHARES


                                                 -------------------------------
                                                 Will attend Annual Meeting  |_|
                                                 -------------------------------

     The Proxies are directed to vote as specified, and in their discretion on all other matters which may come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted for the Election of Directors and "FOR" Proposals 2 and 3.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                                             -----------------------------------
Please be sure to sign and date              Date
 this Proxy in the box below.
--------------------------------------------------------------------------------


---Shareholder sign above-----------------Co-holder (if any) sign above---------

  ----------------------------------------------------------------------------
  *** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***
  ----------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                 ----------------------------------------------
                                VOTE BY TELEPHONE
                        QUICK * * * EASY * * * IMMEDIATE
                 ----------------------------------------------


Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

  Please have this card handy when you call. You'll need it in front of you in order to complete the voting process.

      You will be asked to enter the Control Number (look below at right).

OPTION A:      To vote as the Board of Directors  recommends  on ALL  proposals, press 1. Your vote will be confirmed.

OPTION B:      If you choose to vote on each proposal  separately,  press 0. You will hear these instructions:

               Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL NOMINEE, PRESS 0 and listen to the instructions.

               Item 2:   To vote FOR, press 1; AGAINST,  press 9; ABSTAIN, press
                         0. The instructions are the same for all remaining proposals to be voted. When asked, you must confirm your vote by pressing 1.


             If you vote by telephone, DO NOT mail back your proxy.

                              THANK YOU FOR VOTING

                                                           FOR TELEPHONE VOTING:
Call * * * Toll Free * * * On a Touch Tone Telephone          CONTROL NUMBER
              1-888-426-7022 - ANYTIME                     =====================
       There is NOCHARGE to you for this call
                                                           =====================

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                             JOHN WILEY & SONS, INC.

                          PROXY/VOTING INSTRUCTION CARD

     The signee hereby appoints Bradford Wiley II, William J. Pesce and Josephine A. Bacchi, as the proxies of the signee, with full power of substitution to each of them, to vote the Class A Common Stock, which the signee is entitiled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held at the Shelburne Murray Hill Hotel, Grand Ballroom, 303 Lexington Avenue at 37th Street, New York, New York, on September 17, 1998, 9:30 A.M., Eastern Daylight Savings Time.

                                 CLASS B SHARES



       (Continued, and to be marked, dated and signed, on the other side)

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------


          JOHN WILEY & SONS, INC. -- ANNUAL MEETING, SEPTEMBER 17, 1998

                             YOUR VOTE IS IMPORTANT!

                        You can vote in one of two ways:

1. Call toll free 1-888-426-7033 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or
                                       --

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                   PLEASE VOTE


                                                [LOGO] Printed on recycled paper

--------------------------------------------------------------------------------
     The Board of Directors recommends a vote "FOR" all nominees and "FOR" Proposals 2 and 3.
--------------------------------------------------------------------------------

Please mark your votes as indicated in this example  |X|

1.   The   election  as   directors   of  all
     nominees  listed below,  exept as marked
     to the contrary.
                                                            With-     For All
                                                  For       hold      Except
                                                  |_|        |_|        |_|

   (01) Warren J. Baker, (02) H. Allen Fernald,
   (03) Gary J. Fernandes, (04) William J. Pesce,
   (04) William R. Sutherland, (05) Bradford Wiley II and
   (06) Peter Booth Wiley

2.   Proposal to amend the Company's Restated
     Certificate of Incorporation.
                                                  For      Against    Abstain
                                                  |_|        |_|        |_|

3.   Proposal  to ratify the  appointment  of
     Arthur Andersen LLP as independent
     accountants.
                                                  For      Against    Abstain
                                                  |_|        |_|        |_|

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except"and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

                                 CLASS B SHARES


                                                 -------------------------------
                                                 Will attend Annual Meeting  |_|
                                                 -------------------------------

     The Proxies are directed to vote as specified, and in their discretion on all other matters which may come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted for the Election of Directors and "FOR" Proposals 2 and 3.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                                             -----------------------------------
Please be sure to sign and date              Date
 this Proxy in the box below.
--------------------------------------------------------------------------------


---Shareholder sign above-----------------Co-holder (if any) sign above---------

  ----------------------------------------------------------------------------
  *** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***
  ----------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                 ----------------------------------------------
                                VOTE BY TELEPHONE
                        QUICK * * * EASY * * * IMMEDIATE
                 ----------------------------------------------


Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

  Please have this card handy when you call. You'll need it in front of you in order to complete the voting process.

      You will be asked to enter the Control Number (look below at right).

OPTION A:      To vote as the Board of Directors  recommends  on ALL  proposals, press 1. Your vote will be confirmed.

OPTION B:      If you choose to vote on each proposal  separately,  press 0. You will hear these instructions:

               Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL NOMINEE, PRESS 0 and listen to the instructions.

               Item 2:   To vote FOR, press 1; AGAINST,  press 9; ABSTAIN, press
                         0. The instructions are the same for all remaining proposals to be voted. When asked, you must confirm your vote by pressing 1.


             If you vote by telephone, DO NOT mail back your proxy.

                              THANK YOU FOR VOTING

                                                           FOR TELEPHONE VOTING:
Call * * * Toll Free * * * On a Touch Tone Telephone          CONTROL NUMBER
              1-888-426-7033 - ANYTIME                     =====================
       There is NOCHARGE to you for this call
                                                           =====================